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                                                                      EXHIBIT 12

              NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

      STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  (in millions)






                                                            Year Ended December 31,
                                     ----------------------------------------------------------------------
                                         2000          1999          1998           1997          1996
                                     -----------  ------------  -----------  -- ------------  -------------

Earnings:
  Income from continuing
    operations before federal
    income tax expense               $    623.9    $    572.8    $    505.5     $    407.0    $    328.1
Fixed charges                           1,232.4       1,143.6       1,104.1        1,042.7         982.3
                                      ---------     ---------     ---------      ---------    ----------
                                      $ 1,856.3     $ 1,716.4     $ 1,609.6      $ 1,449.7     $ 1,310.4
                                      =========     =========     =========      =========    ==========

Fixed charges:
  Interest credited to policyholder
    account balances                  $ 1,183.9     $ 1,096.4     $ 1,069.0      $ 1,016.6    $    982.3
  Interest expense on debt and
    capital and preferred securities
    of subsidiary trusts                   48.5          47.2          35.1           26.1           -
                                      ---------     ---------     ---------      ---------    ----------
                                      $ 1,232.4     $ 1,143.6     $ 1,104.1      $ 1,042.7    $    982.3
                                      =========     =========     =========      =========    ==========

Ratio of earnings to fixed charges          1.5x          1.5x          1.5x           1.4x          1.3x
                                      =========     =========     =========      =========    ==========

Ratio of earnings to fixed charges,
  excluding interest credited to
  policyholder account balances            13.9x         13.1x         15.4x          16.6x        N/A
                                      =========     =========     =========      =========    ==========